EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                                                     Filing fee:
                                                                      Receipt #:
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                               Secretary of State


(For filing office use)                                  (For filing office use)
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1. NAME OF CORPORATION:

                        The Imagemakers Photography, Inc.

2. RESIDENT AGENT:

                               Thomas R. Meinders
                             7255 West Eldora Street
                             Las Vegas, Nevada 89117
                                 (702) 220-4770

3. SHARES:

                            20,000,000 Common Shares
                           Par Value $0.001 Per Share

                      2,500,000 Series "A" Preferred Shares
                           Par Value $0.001 Per Share

                      2,500,000 Series "B" Preferred Shares
                           Par Value $0.001 Per Share

4. GOVERNING BOARD:

                The Governing board shall be styled as Directors

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     The FIRST BOARD OF DIRECTORS shall consist of two (2) members and the names and addresses are as follows:

                           Mary P. Costa                 Mark Patko
                           975 Camelia                   975 Camelia
                           Henderson, Nevada 89015       Henderson, Nevada 89015


5. PURPOSE: The purpose of the corporation shall be:

                           Any and all legal purposes

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.

          NUMBER OF PAGES ATTACHED:                               None

7. SIGNATURE OF INCORPORATOR: The name and address of the incorporator signing the articles:

                               Thomas R. Meinders
                             7255 West Eldora Street
                             Las Vegas, Nevada 89117

                             /s/ Thomas R. Meinders
                        --------------------------------
                        State of Nevada, County of Clark

     This instrument was  acknowledged  before me on April 14th, 1998, by Thomas
R. Meinders as incorporator of The Imagemakers Photography, Inc.

     /s/ Angeleen LeFever
     --------------------------------
     (Notary Public Signature)                                  Notary Seal

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     I, Thomas R. Meinders hereby accept appointment as Resident Agent for the above named corporation.

/s/ Thomas R. Meinders
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Signature of Resident Agent

Date: 4/14/98

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